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                                                                   EXHIBIT 10.46


                                       [LETTERHEAD] PAULI & COMPANY INCORPORATED


July 24, 1996

CONFIDENTIAL


Board of Directors
MOMED Holding Co.
c/o Richard V. Bradley, M.D.
President and Chief Executive Officer
8630 Delmar Blvd., Suite 100
St. Louis, MO 63124

Re: Retention of Pauli & Company, Incorporated for Purpose of Rendering a Fairness Opinion

Gentlemen:

We are pleased to confirm our understanding that MOMED Holding Co. ("MOMED" or the "Company") has retained Pauli & Company, Incorporated ("PCI") to render a Fairness Opinion Letter ("Opinion Letter"), from a financial point of view, to the Board of Directors of MOMED with regard to the proposed merger (the "Merger") of MOMED with MAIC Holdings, Inc. ("MAIC").

PCI is actively engaged in the investment banking and securities research practice, including the valuation of businesses, their cash flows, securities and economic values in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. PCI specializes in middle-market companies of the size and character of MOMED.

1. Engagement. When conducting its investigation and analyses and in arriving at its opinion in connection with its engagement hereunder, PCI will take into account such accepted financial and investment banking procedures and considerations as PCI deems relevant, including, but not limited to, a review of the following: (i) the proposed terms of the Merger, including Form A as filed with the Insurance Department of Missouri on July 3, 1996, (ii) the current market valuations of other public companies similar to MOMED and MAIC,
(iii) the financial terms of other recent transactions similar to the proposed Merger, if any; (iv) the historical audited financial and statutory statements of the Company and MAIC, (v) the current financial position of the Company,
(vi) internal financial projections of the Company; (vii) the general condition of securities markets, and (viii) discussions about the foregoing with members of senior management and the Board of the Company. PCI's Opinion Letter will be based upon market, economic, financial and other conditions existing and disclosed to us as of the date of the issuance of the Opinion Letter. PCI shall have no obligation to revise or update its Opinion Letter for any event, matter or condition which occurs or comes to its attention subsequent to the date of its Opinion Letter.

The Company represents and warrants to PCI that any information provided to PCI regarding the Company does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make any statements made not misleading. PCI will not attempt to verify independently any such information, nor will PCI make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial estimates and projections, PCI will assume that they have been reasonably prepared and reflect the best currently available information and judgment of management. PCI will rely on the Company to advise it promptly if any information previously provided becomes inaccurate or requires updating during its period of review. The Company agrees to notify PCI promptly of the assertion against the Company of any claim, action, or proceeding relating to the proposed Merger, or any other material matter during the period of PCI's review.
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MOMED Holding Co.
July 24, 1996
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The Company agrees that the Opinion Letter will be for the confidential use of the Company's Board of Directors. PCI consents to a reference to this engagement and the Opinion Letter in the Company's S-4 filing to be made with the Securities and Exchange Commission provided such reference is in a form reasonably acceptable to PCI and its counsel. The Opinion Letter shall not be used for any other purpose without PCI's prior written consent.

2. Fees and Expenses. In consideration of PCI's services to the Company, MOMED agrees to pay PCI a fee in the amount of $10,000. One-half of such fee will be paid upon the acceptance of this letter and the other half which will be paid upon the delivery of the written Opinion Letter to the Company's Board of Directors.

The Company also agrees to reimburse PCI's reasonable out-of-pocket expenses incurred in the performance of its duties under this engagement including, but not limited to, database search, telecommunication, copy, courier, and postage expenses.

3. Indemnification. The Company agrees: (i) to indemnify and hold harmless PCI (which term for the purpose of this Paragraph 3 includes its directors, shareholders, officers, employees and agents) against and from all losses, claims, damages or liabilities, joint or several (and all actions, claims, proceedings and investigations in respect thereof), to which PCI may become subject in connection with its performance of the services contemplated by this letter under any of the Federal Securities laws, under any other statute, at common law or otherwise; (ii) that PCI will not be culpable for and will have no liability to the Company for or with respect to any and all losses, claims, damages or liabilities, joint or several, of the Company incurred in connection with PCI's performance of its obligations hereunder; and
(iii) in each case to reimburse PCI for all reasonable legal and other out-of-pocket expenses (including the cost of investigation and preparation) as and when incurred by PCI arising out of or in connection with any action, claim, proceeding or investigation (whether initiated or conducted by the Company or any other party) in connection therewith, whether or not resulting in liability (and whether or not PCI is a defendant in, or target of, any such action, claim, proceeding or investigation); provided, however, that the Company shall not be liable to PCI pursuant to clauses (i) and (iii) above and the Company's exculpation of PCI pursuant to clause (ii) above shall not apply in any case and to any extent that any such loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily and directly from PCI's gross negligence or willful misconduct in performing its services hereunder. If for any reason the foregoing indemnification (including reimbursement pursuant to clause (iii) above) or exculpation is unavailable, PCI's liability as a result of such loss, claim, damage or liability shall be limited to an obligation of contribution thereto in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and PCI on the other hand but also the relative fault of the Company and PCI as well as any relevant equitable considerations, provided that, in no event, will PCI's aggregate contribution hereunder exceed the amount of fees actually received by PCI hereunder. The indemnity, exculpation, reimbursement and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall survive any termination of the obligations hereunder and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and PCI.

If any action, claim, proceeding or investigation is instituted or threatened against PCI in respect of which indemnity may be sought against the Company hereunder, PCI shall promptly notify the Company thereof in writing, but the omission so to notify shall not relieve the Company from any obligation that the Company may have to PCI under this letter or otherwise. PCI will have the right to retain counsel of its choice to represent PCI in connection with any such action, claim, proceeding or investigation, provided that the Company shall have the right to approve such counsel, which approval shall not be unreasonably
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MOMED Holding Co.
July 24, 1996
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withheld.  The Company will not be liable hereunder for any settlement thereof by PCI without the Company's written consent, which will not be unreasonably withheld.

4. Choice of-Law. This agreement, and the rights and the obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Missouri.

Please confirm that the foregoing terms correctly set forth our agreement by signing and returning to PCI the duplicate copy enclosed herewith.

We look forward to working with you on this assignment.

Very truly yours,

PAULI & COMPANY, INCORPORATED


By:  /s/ Chris H. Pauli
   ---------------------------------------
    Chris H.Pauli, President


ACCEPTED AND AGREED:

MOMED HOLDING CO.



By: /s/ Richard V. Bradley, M.D.                   Date:  July 25, 1996
   ---------------------------------------              ------------------------

    Name: Richard V. Bradley, M.D.
          --------------------------------

    Title:  President/C.E.O.
           -------------------------------